                                                                    EXHIBIT 10.7

                Fourth Amendment to Security and Loan Agreement
                             (Accounts Receivable)



This Fourth Amendment ("Amendment") amends that certain Security and Loan Agreement (Accounts Receivable) ("Security and Loan Agreement") with the attached Addendum ("Addendum") both dated February 9, 1998, as amended (such Security and Loan Agreement and Addendum and amendments herein referred to as "Agreement"), by and between Imperial Bank ("Bank"), The Keith Companies, Inc., Keith Engineering, Inc., ESI, Engineering Services, Inc., and John M. Tettemer & Associates, LTD ("Co-Borrowers" and jointly and severally herein called "Borrower"), and contains certain waivers by the Bank of the Borrower complying with certain provisions of the Agreement as follows:

1.  Events of Default: The following Events of Defaults have occurred in the
    Agreement:

A. Pursuant to Section 8.a of the Addendum the Borrower is required to maintain a Tangible Net Worth of at least $2,500,000 at 9/30/98. The Borrower did not meet this covenant.

B. Pursuant to Section 8.b of the Addendum the Borrower is required to maintain a ratio of total liabilities to Tangible Net Worth of not greater than 4.00 to
1.00 at 9/30/98. The Borrower did not meet this covenant.

2.  Waivers

A. The Borrower has asked the Bank to waive compliance by the Borrower of the above covenants for the above period. The Bank hereby waives compliance with the above covenants for the period mentioned above.

B. The above waivers are specific as to contents and times, and other than the waivers mentioned above this letter is not a waiver of any other rights or remedies that the Bank may have pursuant to any agreement or law as a result of any other violations past, present, or future of any agreement between the Borrower and the Bank, and the Bank reserves all rights, powers and remedies available to it.

3. The introductory paragraph of the Security and Loan Agreement is hereby amended to read in full as follows:

"The Agreement is entered into between The Keith Companies, Inc. ("Companies"), ESI, Engineering Services, Inc. ("ESI"), and John M. Tettemer & Associates, LTD ("Tettemer") (Companies, ESI and Tettemer each a co-borrower hereunder and jointly and severally herein called "Borrower"), each a California corporation, and Imperial Bank ("Bank").

4. The heading to the Addendum is hereby amended in its entirety to read as follows:

"ADDENDUM TO SECURITY AND LOAN AGREEMENT
BETWEEN THE KEITH COMPANIES, INC., ESI, Engineering Services, Inc., and John M. Tettemer & Associates, LTD AS CO-BORROWERS, and IMPERIAL BANK

5. The introductory paragraph of the Addendum is hereby amended in its entirety to read as follows:

"This Addendum is made and entered into as of February 9, 1998, between THE KEITH COMPANIES, INC. ("Companies"), ESI, Engineering Services, Inc. ("ESI"), and John M. Tettemer & Associates, LTD ("Tettemer") (Companies, ESI, and Tettemer each a co-borrower hereunder and jointly and severally herein called "Borrower") and IMPERIAL BANK ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement."

6. Paragraph 1 of the Addendum is hereby amended in its entirety to read as follows:
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    1. Any commitment of Bank, pursuant to the terms of the Security and Loan
    Agreement, to make advances against Eligible Accounts shall expire on March 1, 2000, subject to Bank's right to renew said commitment in its sole discretion. Any such renewal of the commitment shall not be binding upon Bank unless it is in writing and signed by an officer of the Bank.

7. Paragraph 3.g of the Addendum is hereby amended effective 12/31/98 in its entirety to read as follows:

    9. Capital Expenditures. Make or incur obligations for capital expenditures in excess of $1,650,000 in any one fiscal year.

8. Paragraph 3.h of the Addendum is hereby amended effective 12/31/98 in its entirety to read as follows:

    h. Lease Liability. Make or incur liability for payments of rent under existing operating and capital leases of real property in excess of $2,150,000 in any one fiscal year or incur obligations for payment under new operating and capital lease obligations in excess of $260,000 in any one fiscal year.

9. Paragraph 8.a of the Addendum is hereby amended effective 12/31/98 in its entirety to read as follows:

    a. Have and maintain a Minimum Tangible Net Worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities, less subordinated debt) of not less than $2,400,000 from FYE 12/31/98; increasing to no less than $2,600,000 from 3/31/99; increasing to no less than $3,775,000 from 6/30/99; increasing to no less than $4,900,000 from 9/30/99; increasing to $5,900,000 from 12/31/99 and thereafter.

10. Paragraph 8.b of the Addendum is hereby amended effective 12/31/98 in its entirety to read as follows:

    b. Have and maintain a ratio of total liabilities to Tangible Net Worth ("Leverage Ratio") of not greater than 4.65 to 1.0 from FYE 12/31/98; decreasing to 4.50 to 1.0 from 3/31/99; decreasing to 3.25 to 1.0 from 6/30/99; decreasing to 2.50 to 1.0 from 9/30/99; decreasing to 2.00 to
       1.0 from FYE 12/31/99 and thereafter.

11. Paragraph 8.c of the Addendum is hereby amended in its entirety to read as follows:

    b. Have and maintain a Current Ratio of not less than 1.00 to 1.0 from FYE 12/31/98; increasing to no less than 1.10 to 1.0 from 6/30/99; increasing to no less than 1.20 to 1.0 from 9/30/99 and thereafter. Current Ratio shall mean Current Assets divided by Current Liabilities.

12. Paragraph 8.p of the Addendum is hereby amended in its entirety to read as follows:

    p. Subordination. Cause the following dollar amounts due to the named note holder(s) to be subordinated to Bank's line of credit by subordination agreement(s) acceptable to Bank:

          Erica Keith Educational Trust           $  132,000
          Ryan Keith Educational Trust            $   11,000
          Kimberly Keith Educational Trust        $   33,000
          William Scott Larkins Reid
          Housing Trust                           $   48,000
          Susan Elizabeth Reid Housing Trust      $   86,000
          Ruth Ann. Reid Housing Trust            $   53,000
                                                  ----------
          Sub-total                               $  363,000

          Aram H. Keith                           $1,210,177
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          Floyd S. Reid                           $  127,815

          Walter W. Cruttenden III                $  700,000
                                                  ----------
          Sub-total                               $2,037,992

          Heideman notes                          $  266,752
          Dysert notes                            $  266,752
                                                  ----------
          Sub-total                               $  533,504
          Aram Keith note
               for interest payable               $  131,680
                                                  ----------
          Total Subordinated Debt                 $3,066,176

13. A new Paragraph 8.q is hereby added, to read in its entirety as follows:

    8.q. If by June 30, 1999 the Borrower's planned initial public offering ("IPO") has not occurred and funded, with minimum net proceeds of $12,000,000, then Borrower is to obtain new equity or subordinated debt by July 31, 1999 in an amount sufficient, after giving effect for the new equity or subordinated debt, to achieve a minimum Tangible Net Worth of $3,775,000, and a Leverage Ratio of no greater than 3.25 to 1.00, retroactive to June 30, 1999.

14. Paragraph 10 of the Addendum is hereby amended in its entirety to read as follows:

    10. Fees and Interest: The Line of Credit Loan Account shall bear interest at the rate which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate, plus the Applicable Prime Rate Margin. The Applicable Prime Rate Margin (as set forth below) will be determined by the Bank after review of the Leverage Ratio of the Borrower as follows:

Leverage Ratio          Applicable Prime Rate Margin
----------------------------------------------------
4.65:1 to 3.75:1                 P + 2.75%
3.74:1 to 3.00:1                 P + 2.50%
2.25:1 to 2.99:1                 P + 2.00%
1.50:1 to 2.24:1                 P + 1.00%
1.49:1 and under                 P + .50%

Bank will determine the Applicable Prime Rate Margin for each fiscal quarter on the forty-fifth (45 th ) day following the last day of each quarter of the immediately preceding fiscal quarter by reference to the compliance certificate delivered to the Bank pursuant to Paragraph 8.h. with respect to the immediately preceding fiscal quarter, beginning with the quarter ending 12/31/98,

A loan fee of $22,750 is due, payable $15,000 upon execution of the Fourth Amendment to this Agreement, and payable $7,750 on September 30, 1999. A documentation fee of $250 shall be due upon execution of documents. A fee of
 .50% p.a. on the unused portion of the commitment shall be due quarterly in arrears, commencing with the quarter beginning January 1, 1999 and ending March 31, 1999 on the last $500,000 of the commitment.

Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. The default rate shall be five percent per year in excess of the rate otherwise applicable.

If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent twenty or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments shall be applied first to any late charges owing, then to interest
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and the remainder, if any, to principal.

15. Companies hereby acknowledges and agrees that Keith Engineering, Inc. ("Engineering") has merged into Companies, and Companies has assumed all obligations of Engineering under the Agreement and all other loan documents executed by Engineering in favor of Bank.

16. Except as provided above, the Agreement remains unchanged.

17. This addendum is executed by and on behalf of the parties as of March 5, 1999.

THE KEITH COMPANIES, INC.

BY:  /s/ Aram H. Keith
---------------------------
     Aram Keith, President
            Title


ESI, Engineering Services, Inc.             JOHN M. TETTEMER &
                                            ASSOCIATES, LTD.
By:  /s/ Aram H. Keith                      BY: /s/ Aram H. Keith
    -----------------------                    -----------------------
     Aram Keith, President                  Aram Keith, President
            Title                                       Title


IMPERIAL BANK, "BANK"

BY:  /s/ Denise Pardue
    -----------------------
     Title, Vice President